UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2019

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, the Board of Directors of CV Sciences, Inc. (the "Company") appointed Dr. Paul Blake as a director of the Company. Pursuant to the Company's Bylaws, Dr. Blake shall hold office until the next election of directors by the stockholders of the Company. It is expected that Dr. Blake will be a member of the Compensation Committee and the Nomination and Governance Committee of the Company's Board of Directors.

Dr. Blake brings with him deep expertise in clinical research, development, and medical affairs within the pharmaceutical industry. He currently serves as Chief Medical Officer at Heron Therapeutics Inc., a commercial-stage biotechnology company focused on improving the lives of patients suffering from pain or cancer by developing best-in-class treatments. At Heron, Dr. Blake is responsible for clinical research, medical affairs and drug safety.

Prior to joining Heron, he served as Chief Medical Officer of BioDelivery Sciences International, and before that he was the Chief Development Officer at Oxford BioMedica, a gene therapy company. His prior positions include Chief Medical Officer and Senior Vice President of Clinical Research and Development of Aeterna Zentaris, Inc., and Senior Vice President and then Executive Vice President of Worldwide Medical and Regulatory Operations at Cephalon, Inc. From 1992 to 1998, he held the position of Senior Vice President and Medical Director, Clinical Research and Development at SmithKline Beecham Pharmaceuticals (now GSK). Prior to that, he worked for ICI Pharmaceuticals (now Astra Zeneca) and G.D. Searle.

Dr. Blake is qualified in medicine from the Royal Free Hospital School of Medicine, London University. He is a Fellow of the Royal College of Physicians and a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians. He is also a Fellow of the American College of Clinical Pharmacology.

Dr. Blake has been involved in the development of several pharmaceutical drugs including: Tenormin, Zestril, Kytril, Relafen, Paxil, Coreg, Havrix, Hycamtin, Famvir, Requip, Avandia, Provigil and Fentora.

Dr. Blake served on the board of Memory Pharmaceutical, Inc., until it was purchased by Roche in 2009 and was a founding board member of Protez Pharmaceuticals, Inc., until it was purchased by Novartis in 2008. He was also a Director of ViaCell, Inc., until its purchase by Perkin Elmer in 2007 and of Oxford BioMedica from 2008 until 2016.

He has also served as a member of the Inter-Company Collaboration for AIDS Drug Development and as a trustee of the Children’s Health Fund.

There is no arrangement or understanding between Dr. Blake and any other person pursuant to which Dr. Blake was selected as a director of the Company's Board of Directors. Dr. Blake is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board of Directors, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Dr. Blake, or any grants or awards made to Dr. Blake, in connection with his election to the Board of Directors.

Item 7.01	Regulation FD Disclosure

On October 22, 2019, the Company announced the appointment of Dr. Blake to the Board of Directors. A copy of the press release issued by the Company announcing Dr. Blake’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Current Report on Form 8-K ("Current Report"), including Exhibit 99.1 attached hereto, contain forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, dated October 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2019

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer